Exhibit 3.4

THE MEMBERSHIP INTERESTS DESCRIBED IN THIS DOCUMENT ARE SUBJECT TO RESTRICTIONS ON ASSIGNMENT AND TRANSFER SET FORTH HEREIN. THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL REGISTERED OR UNTIL THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL, OR OTHER ASSURANCES SATISFACTORY TO THE COMPANY, THAT AN INTEREST MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION.

LIMITED LIABILITY COMPANY AGREEMENT
OF
OGE ENOGEX GP LLC

dated as of
May 31, 2007

LIMITED LIABILITY COMPANY AGREEMENT
OF
OGE ENOGEX GP LLC

ARTICLE VI GENERAL PROVISIONS		12
Section 6.1	Limited Liability of the Member	12
Section 6.2	No Dissolution	12
Section 6.3	No Resignation	12
Section 6.4	Amendments	12
Section 6.5	Further Assurances	12
Section 6.6	Notices	12
Section 6.7	Waiver	12
Section 6.8	Whole Agreement	13
Section 6.9	Governing Law	13
Section 6.10	Binding Nature	13
Section 6.11	Invalidity	13
Section 6.12	Counterparts	13
Section 6.13	Construction	13

LIMITED LIABILITY COMPANY AGREEMENT
OF
OGE ENOGEX GP LLC

        THIS is the Limited Liability Company Agreement (the "Agreement"), dated as of May 31, 2007, made by OGE Enogex Holdings LLC, a Delaware limited liability company, as the sole and original member of OGE Enogex GP LLC (the "Company"). Terms that are capitalized and not otherwise defined have the meanings set forth in Article II of this Agreement.

        In consideration of the mutual covenants and subject to the terms and conditions of this Agreement, the undersigned hereby agrees:

ARTICLE I ORGANIZATIONAL MATTERS

        Section 1.1    Formation of the Company; Term. The Company is a limited liability company under the Act governed by this Agreement and formed by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Formation of the Company. The Company is an entity separate from the Member. Unless sooner dissolved and liquidated in accordance with this Agreement, the Company is to continue in perpetuity.

        Section 1.2    Name.    The name of the Company is: "OGE Enogex GP LLC".

        Section 1.3    Purpose of the Company; Business.    The purpose of the Company is to: (a) carry on any business permitted by the Act and (b) perform all things necessary or incidental to or connected with or growing out of those activities in accordance with this Agreement.

        Section 1.4    Principal Place of Business, Office and Agent.    The Company's principal place of business, which is also the mailing address and the office where the Company's records are kept, is OGE Enogex GP LLC, c/o OGE Enogex Partners L.P., 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73124.. The registered office of the Company in the State of Delaware is the office of the registered agent of the Company in the State of Delaware. The registered agent of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board, from time to time as it finds necessary or appropriate, may change the registered agent in the State of Delaware or the principal place of business of the Company, and may establish additional places of business or offices for maintenance of records. The Member shall amend the Certificate of Formation of the Company and this Section 1.4 to reflect each change in the identity or address of the registered agent in the State of Delaware.

        Section 1.5    Fictitious Business Name Statement; Other Certificates.    The Board or Officers may, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements or certificates in those jurisdictions and offices as the Board considers necessary or appropriate. The Company may do business under any fictitious business names approved by the Board. The Board will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation or other certificates as the Board or Officers, as the case may be, reasonably considers necessary or appropriate under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Member.

        Section 1.6    Original Member and Admission of Additional Members.    Subject to Section 3.7, the original Member has the right to admit additional Members. Until the admission of an additional Member, the original Member has all the power and authority of the Members under this Agreement. Upon the admission of an additional Member, this Agreement shall be amended in accordance with Section 6.4 to reflect the rights and responsibilities of the Members.

ARTICLE II DEFINITIONS

        When capitalized in this Agreement, the terms and phrases set forth in this Article have the following definitions:

        "Act" means the Delaware Limited Liability Company Act (6 Del.C. §18-101 et seq.), as amended from time to time. Any reference to the Act automatically includes a reference to any subsequent or successor limited liability company law of the State of Delaware.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. A Person controls another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract or otherwise. Affiliate also includes any Person who is related by blood or marriage to the Person in question.

        "Agreement" means this Limited Liability Company Agreement, as it may be amended from time to time.

        "Bankruptcy" means, with respect to any Person, that Person's filing a petition or otherwise voluntarily commencing a case or proceeding, or filing an answer not denying the material allegations of a complaint in any proceeding seeking relief under any federal or state bankruptcy, insolvency or debtors' reorganization law; being the voluntary or involuntary subject of an order for relief by any court under any such law; or being adjudicated a "bankrupt," "debtor" or "insolvent" under any such law; or there being appointed under any such law a "trustee," "receiver" or "custodian" to manage his, her or its business or properties; or there being commenced under any such law a case or proceeding proposing such an order for relief, adjudication or appointment with respect to that Person or its business, which proceeding is consented to by that Person or which is not dismissed within 90 days after being commenced. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

        "Board" means the Board of Directors of the Company appointed and acting, from time to time, under Section 4.1 of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code include references to corresponding provisions of any succeeding internal revenue law of the United States of America.

        "Company" means OGE Enogex GP LLC.

        "Fiscal Year" means the fiscal year of the Company as determined by the Board from time to time, and, initially, means a fiscal year ending on December 31.

        "Interest" means a Member's equity interest in the Company, measured in Shares, including any and all benefits to which a Member may be entitled under this Agreement and the obligations of a Member under this Agreement.

        "Majority Vote" means the vote of the Members holding more than a 50 percent Share.

        "Member" means OGE Enogex Holdings LLC executing this Agreement as the original member of the Company and its successors in interest and other Persons, in each case, who are admitted as members of the Company, each in its capacity as a member of the Company. Reference to a "Member" means any one of the Members so long as that Person is a member of the Company.

        "Officers" means the officers of the Company, if any, appointed and acting, from time to time, under Section 4.11 of this Agreement.

        "Person" means and includes any natural person and any corporation, firm, partnership, trust, estate, limited liability company or other entity resulting from any form of association.

        "Share" means a percentage of equity interest in the Company. The original Member holds a 100% Share, and will continue to do so until such time, if ever, as another Member is admitted, at which time the Members shall agree to their respective Shares.

        "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in any Interest or interest therein or portion thereof, whether voluntary or involuntary, by operation of law or otherwise.

ARTICLE III CAPITALIZATION; MEMBER INTERESTS; DISTRIBUTIONS

        Section 3.1    Capital.    The Member may, but shall have no obligation to, make additional capital contributions to the Company. The Company is to finance its operations independently of the Member and without the Member's financial support. No Member will be paid interest on capital contributions to the Company.

        Section 3.2    Interests in the Company as Securities; Security Interest.    Each Member's Interest, and the relative rights, privileges, preferences and obligations with respect to the Member's Interest shall be determined under this Agreement and the Act based upon the number of Shares held by the Member with respect to the Member's Interest. For purposes of providing for transfer of, perfection of a security interest in, and other relevant matters related to, Interests in the Company, each Interest shall be deemed to be a "security" governed by Article 8, (including, without limitation, Sections 8-102 and 8-103) of the Uniform Commercial Code in effect in the States of New York and Delaware and Chapter 8 or Article 8, as applicable, of the Uniform Commercial Code in effect in any other relevant jurisdiction. The Company shall maintain books for the purpose of registering the transfer of Interests. The transferor and transferee of Interests must provide notification to the Company to register a transfer of Interests. A transfer of Interests is effective upon registration of transfer in the Company's books. Transferees of Interests shall be notified of restrictions on transfers (whether by virtue of their execution of the Agreement or by the Company notifying the transferee of the restrictions on the transfer of Interests).

        Section 3.3    Withdrawal.    No Member is entitled to withdraw any portion of its paid-in capital contribution, and no Member has any right to a return of capital except through distributions as provided in Section 3.6.

        Section 3.4    Corporate Status.    The Company shall take such actions as may be necessary to be disregarded for purposes of federal income taxation.

        Section 3.5    Limitations on Distributions.    The Company will not make any distribution of cash, except to the extent that the Company then has cash available in excess in the sum of (a) amounts required to pay or make provision for all Company expenses, plus (b) all reserves that are considered necessary or appropriate by the Board. To the extent that the Board reasonably foresees that the Company will receive cash or other consideration to satisfy liabilities not yet due and payable, the Company is not required to establish reserves or make other provision to satisfy such liabilities prior to making distributions under Section 3.6. Distributions of cash are only to be made to the extent cash is available to the Company without requiring (i) the sale of Company assets or the pledge of Company assets at a time or on terms that the Board believes are not in the best interests of the Company or (ii) a reduction in reserves that the Board believes are necessary or desirable for working capital or other Company purposes. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

        Section 3.6    Other Distributions.    Subject to Section 3.5, from time to time, prior to the commencement of winding-up and liquidation of the Company, the Board may, in its sole discretion, cause the Company to make distributions of cash or other assets of the Company to the Members in proportion to their Interests. Each Member is a creditor of the Company with respect to any distributions made under this Section 3.6 and is entitled to all remedies available to a third-party creditor to enforce the Company's obligation to make distributions under this Section 3.6.

        Section 3.7    Transfer of Interests.    A Member may assign in whole or in part its Interest in the Company upon the Company's receipt of an opinion of legal counsel, or other assurances to the Company, that an Interest may legally be sold or otherwise transferred without registration under the Securities Act of 1933 or any state securities law. The transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its Interest in the Company pursuant to this Section 3.7, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

ARTICLE IV MANAGEMENT

        Section 4.1    Board of Directors.

  (a)
  The Board is initially composed of four directors. The initial directors are Steven E. Moore, Peter B. Delaney, James R. Hatfield, and Danny P. Harris. The Members may, from time to time, by Majority Vote, elect additional directors to serve on the Board.

  (b)
  Each director is to serve until the earlier of his or her death, resignation, or removal. A director may be removed at any time by a Majority Vote of the Members. Any director may resign at any time by delivering his or her written resignation to the Members.

  (c)
  Directors who are not employed by the Company, by a Member or by an Affiliate of a Member are to be reimbursed for all reasonable expenses incurred in connection with attending meetings of the Board and are to receive the fees, if any, that are approved from time to time by the Board.

        Section 4.2    Authority of the Board.

  (a)
  Except as specifically reserved to the Members in this Agreement, the Board has all power and authority to manage, and direct the management of, the business and affairs of the Company in the ordinary course of its business. Except to the extent limited by Section 4.2(c) and Section 5.1(a), approval by or action taken by the Board in accordance with this Agreement is the approval or action of the Company and is binding on each Member.

  (b)
  The Board may delegate to the Officers, other employees, and agents of the Company the authority to conduct the business of the Company in the ordinary course, in accordance with this Agreement and any policy of delegation which may be adopted and revised from time to time by the Board. Any power not delegated by the Board remains with the Board.

  (c)
  Any extraordinary transaction involving the Company or its business, including, without limitation, those identified in Section 5.1(a), must be approved by the Members.

        Section 4.3    Powers of the Board.

  (a)
  Subject to the limitations imposed by the Act and this Agreement, the authority of the Board includes, without limitation, the power to:

  (i)
  approve the annual operating and capital budgets and strategic plans of the Company;

  (ii)
  appoint or remove any Officer of the Company, establish compensation for each Officer of the Company, and establish, alter, or amend the power and authority of any Officer of the Company;

  (iii)
  authorize any commitment for a capital expenditure;

  (iv)
  approve any obligation of the Company for borrowed money and make, issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, letters of credit, guarantees, and other instruments and evidences of indebtedness or of contingent liability and approve the granting of any security therefor;

  (v)
  authorize any commitment relating to a loan by the Company to any Person or a guarantee by the Company of any obligation of any Person;

  (vi)
  authorize any sale, lease, transfer, or other disposition of any asset of the Company or any group of assets, except that Member approval is required under Section 5.1(a) for the disposition of all or substantially all of the assets of the Company;

  (vii)
  approve the acquisition of any business or a business division from any Person whether by asset purchase or stock purchase, except that Member approval is required under Section 5.1(a) for an acquisition that would change the Company's business;

  (viii)
  approve any purchase or lease of real property;

  (ix)
  authorize the making, modification, amendment, or termination of any agreement with any Member or an Affiliate of a Member;

  (x)
  authorize any distribution to Members;

  (xi)
  change the Fiscal Year of the Company or make or modify any tax elections as the Board believes to be in the best interests of the Company and the Members;

  (xii)
  make any determination to indemnify any Person in connection with litigation occurring in the ordinary course of business if the Company is also a defendant but only so long as the individual being indemnified is also represented by the counsel that represents the Company;

  (xiii)
  establish, amend, or modify rules for the operation of the Board;

  (xiv)
  adopt policies and guidelines for the Company consistent with this Agreement;

  (xv)
  approve any change of the location of the headquarters of the Company;

  (xvi)
  approve any license or other grant of rights to or from the Company with respect to any patents, trademarks, trade names, service marks, know how, trade secrets, or other proprietary information;

  (xvii)
  open, conduct, and close checking, savings, custodial, and other accounts on behalf of the Company in such banks or other financial institutions as the Board may select from time to time;

  (xviii)
  negotiate, enter into, execute, and exercise the Company's rights under any and all contracts necessary, desirable, or convenient with respect to its business and affairs;

    (xix)
    purchase or bear the cost of any insurance covering the potential liabilities of the Company, Members, any Officer or employee of the Company, and any other Person acting on behalf of the Company;

    (xx)
    commence, defend, or settle litigation pertaining to the Company, its business, or assets, except that unless indemnification is authorized under the other provisions of this Agreement the Company will not bear the expenses of any litigation brought against any Member or director acting in that capacity, any Officer or employee of the Company, or any other Person acting on behalf of the Company unless approved by the Members; and

    (xxi)
    enter into, make, and perform such contracts, agreements, and other undertakings, to execute, acknowledge, and deliver such instruments, and to do such other acts, as it considers necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 4.3(a), including, without limitation, contracts, agreements, undertakings, and transactions with any Member or director or with any other person, firm, or corporation that is an Affiliate or that performs services for or has any business, financial, family, or other relationship with any Member or director.

  (b)
  None of the powers granted in Section 4.3(a) broaden or extend powers that are specifically limited by other provisions of this Agreement.

        Section 4.4    Notice of Board Meetings.    Regular meetings of the Board are to be held at such times and places as may be fixed by the Board, and may be held without further notice. Special meetings of the Board may be called by the President or by any two members of the Board. Notice of the time and place of a special meeting of the Board is effective if delivered to each member of the Board by hand, telecopy, telephone, or e-mail at least 48 hours prior to the time of such special meeting. Notices of special meetings of the Board are to identify the purpose of the special meeting or the business to be transacted at the special meeting. The failure to specifically identify an action to be taken or business to be transacted does not invalidate any action taken or any business transacted at a special meeting.

        Section 4.5    Location of Board Meetings.    Board meetings may be held at any location, within or without the United States. Members may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting is presence in person at the meeting.

        Section 4.6    Waiver of Notice of Meeting.    Whenever notice of a Board meeting is required to be given, a written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting, is equivalent to notice. A director's attendance at a meeting is a waiver of notice of that meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 4.7    Required Vote.    The vote of at least a majority of the directors on the Board is approval by, or the authorization of, the Board. No director on the Board is disqualified from acting on any matter because the member is interested in the matter to be acted upon by the Board.

        Section 4.8    Voting; Proxies.    Each director on the Board has one vote. A director has no power to authorize another person to vote on behalf of the director, whether by proxy or other power of attorney.

        Section 4.9    Written Actions of the Board.    Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a majority of directors on the Board consents thereto in writing.

        Section 4.10    Committees of the Board.    The Board may designate one or more committees. Each committee is to be composed of such number of directors, not less than one, as the Board may determine. Any committee, to the extent provided by the Board, may have and may exercise all of the power and authority of the Board. All the provisions of this Agreement apply to committees of the Board, except that special meetings of a committee may be called by any member of such committee and the chairman of any committee is to preside at meetings of such committee. A vote of at least a majority of the members of a committee is approval by, or the authorization of, any committee.

        Section 4.11    Officers of the Company.

  (a)
  The initial Officers of the Company are:

Name	Office
Peter B. Delaney	Chief Executive Officer
James R. Hatfield	Senior Vice President and Chief Financial Officer
Danny P. Harris	President and Chief Operating Officer
E. Keith Mitchell	Senior Vice President
Patricia D. Horn	Vice President, General Counsel
Craig R. Jimenez	Vice President, Energy Marketing & Trading
Jean C. Leger	Vice President, Operations
Ramiro F. Rangel	Vice President, Producer Services
  (b)
  Each Officer serves until the earlier of his or her death, resignation, or removal. An Officer may be removed at any time by the Board. Any Officer may resign at any time by delivering his or her written resignation to the Board.

  (c)
  The Officers of the Company will have such authority and perform such duties as are customarily incident to their respective offices in a corporation, or as may be specified from time to time by the Board or by the other provisions of this Agreement, regardless whether such authority and duties are customarily incident to such office.

        Section 4.12    Duties of the Officers.    In addition to obligations imposed by other provisions of this Agreement, each Officer is to devote to the Company such time as is reasonably necessary and his, her, or its best efforts to carry out the business of the Company and to accomplish its purposes. The Officers, on behalf of the Company and at the expense of the Company, are to:

  (a)
  maintain at the Company's principal place of business a list, updated from time to time, that accurately sets forth the names and addresses of the Members; the Interests held by the Members; and the amount of each Member's capital contributions;

  (b)
  arrange for the preparation of all necessary informational federal income tax forms on behalf of the Company and for the preparation and filing of any and all state and local income and franchise tax returns required to be filed by the Company;

  (c)
  maintain and preserve during the term of the Company and for five years thereafter, or for such longer time as is necessary to determine the cost basis of the Company assets, at the Company's office designated pursuant to Section 1.4 (or, if the Company has been terminated, at the location designated by the Board of directors in written notice to the Members), complete and accurate books of account in accordance with the provisions of this Agreement, a list of the names and addresses of each Member, copies of the Certificate of Formation, this Agreement, and copies of all financial statements and tax returns of the Company for the most recent five-year period during the term of the Company;

  (d)
  execute, acknowledge, and certify all documents and instruments and take or cause to be taken all actions which may be necessary or appropriate (i) for the continuation of the

    Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members, (ii) to effectuate the provisions of this Agreement, or (iii) to enable the Company to conduct its business;

  (e)
  to the extent reasonably deemed necessary or appropriate by the Board, cause all persons dealing with the Company, the Board, or any Officer, agent or employee of the Company acting on behalf of the Company, to be aware of the character of the Company as a limited liability company;

  (f)
  conduct the affairs of the Company in compliance with the applicable laws and in the best interests of the Company and of the Members;

  (g)
  not permit the use of Company funds or assets for other than the benefit of the Company and of the Members;

  (h)
  hold all Company property in the Company name or, in the case of cash or cash equivalents, in one or more depository accounts as to which the Company is a beneficial owner; and

  (i)
  use reasonable efforts not to cause the Company to incur debts or other liabilities or obligations beyond the Company's ability to pay.

        Section 4.13    Standard of Care.

  (a)
  Any Member and any director, Officer, or employee of the Company in the performance of his, her, or its duties, is entitled to rely in good faith on information, opinions, reports, or other statements, including financial statements, books of account, and other financial data, if prepared or presented by: (i) one or more Officers or employees of the Company if the person relying on the statements reasonably believes that the person preparing or presenting the material is reliable and competent in that matter; or (ii) legal counsel, public accountants, or other persons as to matters that the person relying on the statements reasonably believes are within the person's professional or expert competence.

  (b)
  Each director is to perform his, her, or its duties as a director in good faith, in a manner he, she, or it reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

  (c)
  A director cannot be found to have violated Section 4.13(b) unless it is proved, by clear and convincing evidence, in an action brought against the director, that he, she, or it has not met the standard of Section 4.13(b).

  (d)
  A director is to be liable in damages for any action that he, she, or it takes or fails to take as a director only if it is proved, by clear and convincing evidence, that his, her, or its action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

ARTICLE V POWERS AND DUTIES OF AND
LIMITATIONS ON THE MEMBERS

        Section 5.1    Rights of the Members.

  (a)
  The Company is not authorized to take any extraordinary action or to enter into an agreement for an extraordinary transaction without a Majority Vote of the Members. As used in this Agreement, "extraordinary action or transaction" includes, without limitation:

  (i)
  any amendment to this Agreement (other than as expressly contemplated by Section 1.4);

    (ii)
    any merger or consolidation in which the Company is a constituent entity;

    (iii)
    the filing of a Bankruptcy petition by or on behalf of the Company;

    (iv)
    the creation or issuance of new Interests, the redemption or repurchase of any Interest, or the admission of a new Member (whether by purchase of new Interests or the Transfer of an outstanding Interest);

    (v)
    a sale of all or substantially all the assets of the Company;

    (vi)
    a sale or other disposition of assets or the purchase or other acquisition of assets that would substantially change the business of the Company;

    (vii)
    granting indemnification of advancement of expenses to any director or Officer of the Company in connection with litigation other than suits in the ordinary course of business of the Company in which the Company is also named as a defendant;

    (viii)
    adopt, approve, or terminate any individual or group employee retirement plan or any other welfare benefit plan or policy or any modifications thereto; and

    (ix)
    authorize the creation of any subsidiaries or any other investment in, or the acquisition of stocks or bonds of, other Persons or any equity interest in any other Person.

  (b)
  Each Member is also entitled to have such additional rights as are elsewhere provided in this Agreement or by mandatory requirements of applicable law.

        Section 5.2    Limitations on the Rights of the Members.    Subject to any mandatory requirements of applicable law, no Member (in its capacity as a Member) has the right to take any part whatsoever in the management and control of the ordinary business of the Company, sign for or bind the Company, compel a sale or appraisal of Company assets, or sell or assign its Interest in the Company except as provided in this Agreement.

ARTICLE VI GENERAL PROVISIONS

        Section 6.1    Limited Liability of the Member.    Except for contributions specifically required under Section 3.1 or agreed to by a Member as contemplated by Section 3.1 or as otherwise required by the Act, no Member (solely in its capacity as a Member) has any obligation to contribute to the Company or any liability for any Company obligations. Any liability to return distributions made by the Company is limited to mandatory requirements of the Act or of any other applicable law.

        Section 6.2    No Dissolution.    Only an event that would cause a dissolution under the Act shall cause a dissolution of the Company.

        Section 6.3    No Resignation.    No Member has any right to resign from the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

        Section 6.4    Amendments.

  (a)
  Any amendment to this Agreement that would further limit a Member's ability to hold or make a Transfer of that Member's Interest is effective with respect to a Member only if the Member does not act to disapprove the amendment by returning, within 30 days after the request is made, an executed counterpart of a proposed consent to the amendment, indicating disapproval of the action;

  (b)
  Except as stated in Section 6.4(a), any amendment to this Agreement is effective if approved by a Majority Vote.

        Section 6.5    Further Assurances.    Each Member is to execute all documents and instruments necessary to evidence his, her or its approval of all actions, including, without limitation, amendments to this Agreement, taken or authorized by the Members by Majority Vote or otherwise as provided in this Agreement.

        Section 6.6    Notices.    All notices to the Company are to be sent by registered or certified mail, return receipt requested, or by recognized overnight courier or facsimile addressed to the President of the Company at the Company's principal place of business at OGE Enogex GP LLC, c/o OGE Enogex Partners L.P., 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73124. All notices to a Member are to be sent addressed to such Member at the address as may be specified by the Member from time to time in a notice to the Company. All notices are effective the next day, if sent by recognized overnight courier or facsimile, or five days after deposit in the United States mail, postage prepaid, properly addressed and return receipt requested.

        Section 6.7    Waiver.    The Member hereby irrevocably waives any and all rights, duties, obligations and benefits with respect to any action for partition of any Company assets or to compel any sale or appraisal of any Company assets or any deceased Member's Interest therein. Further, all applicable rights, duties, benefits and obligations, including those relating to the appraisal, inventory or sale of Company assets or the sale of a deceased Member's Interest therein, are hereby waived.

        Section 6.8    Whole Agreement.    This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not set forth or expressly referred to in this Agreement.

        Section 6.9    Governing Law.    This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to its rules concerning conflicts of laws.

        Section 6.10    Binding Nature.    Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the Member and its successors, personal representatives, heirs, devisees, guardians and assigns.

        Section 6.11    Invalidity.    In the event that any provision of this Agreement is invalid, the validity of the remaining provisions of the Agreement are not in any way to be affected thereby.

        Section 6.12    Counterparts.    This Agreement and any amendment to it may be executed in multiple counterparts, each of which is an original and all of which constitute one agreement or amendment, as the case may be, whether or not all of the parties are signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart is a signature to and may be appended to any other counterpart.

        Section 6.13    Construction.    The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, include all other genders; the singular includes the plural and vice versa. "Includes" and "including" mean without limitation. Unless otherwise specifically stated, references to Sections or Articles refer to the Sections or Articles of this Agreement.

        [Signatures on the Following Page]

        The undersigned has executed this Agreement as of the date first written above.

OGE ENOGEX HOLDINGS LLC, as Sole Member
By:	OGE ENERGY CORP., as Sole Member
	By:	/s/ JAMES R. HATFIELD
	Name:	James R. Hatfield
	Title:	Senior Vice President and Chief Financial Officer